UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2025

FTAI INFRASTRUCTURE INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41370	87-4407005
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1345 Avenue of the Americas, 45th Floor
New York, New York 10105
(Address of principal executive offices) (Zip Code)

(212) 798-6100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	FIP	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure

On April 15, 2025, a subsidiary of Delaware River Partners LLC (“Repauno”), a wholly owned subsidiary of FTAI Infrastructure Inc. (“FIP” or the “Company”), announced that it plans to market a financing in an expected aggregate principal amount of $400 million, to consist of tax-exempt bonds and a term loan (collectively, the “Financing”). Repauno intends to use the net proceeds from the Financing to (a) fund construction of its Phase 2 expansion, (b) repay certain outstanding debt, (c) fund certain reserve accounts, and (d) pay for or reimburse certain transaction fees and expenses related to the Financing.

As of March 31, 2025, FIP has directly or indirectly invested approximately $317 million in Repauno.

Assuming full utilization after completion of its Phase 2 expansion, Repauno is targeting annual revenues of up to $130 million and Adjusted EBITDA of up to $100 million. These targets are based on a variety of assumptions, including that Repauno is able to increase its throughput to 96,000 bbls/day at a rate of approximately $3.70 per bbl handling and storage fee and incur operating expenses of approximately $30 million.

There can be no assurance that Repauno will be able to meet these targets, and actual results may vary materially. Please see “Cautionary Language Regarding Forward-Looking Statements” below.

Repauno is not providing forward looking guidance for U.S. GAAP reported financial measures or a quantitative reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items without unreasonable effort. These items include, but are not limited to, development and construction progress and timing with respect to current and future projects, potential cost overruns, interest expense, and revenues related to projects under development and/or construction. These items are uncertain, depend on various factors, and could have a material impact on U.S. GAAP reported results for the guidance period.

Cautionary Language Regarding Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934. Words such as, but not limited to, “will,” “believes,” “expects,” “anticipates,” “plans,” “could,” “may,” “should,” and similar expressions are intended to identify forward-looking statements. Forward-looking statements in this current report include, among other things, statements about FIP’s and Repauno’s plans, objectives, expectations and intentions; the expected financial condition, results of operations and business of Repauno; and the terms and conditions of the proposed Financing and uncertainties including, among other things, risks related to the ability to complete the Financing on the terms assumed by Repauno or at all; risks related to Repauno’s ability to meet its obligations under the definitive documents for the Financing, including scheduled principal and interest payments; risks related to the cost of LPG products, changes in tax and other laws, regulations, rates and policies; and competitive developments. All forward-looking statements rely on a number of assumptions, estimates and data concerning future results and events and are subject to a number of uncertainties and other factors that could cause actual results to differ materially from those reflected in such statements. Accordingly, FIP cautions that the forward-looking statements contained herein are qualified by these and other important factors and uncertainties that could cause results to differ materially from those reflected by such statements. For more information on additional potential risk factors, please review FIP’s filings with the SEC, including, but not limited to, FIP’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and its Current Reports on Form 8-K.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Description

104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 15, 2025
FTAI INFRASTRUCTURE INC.

/s/ Kenneth J. Nicholson
Kenneth J. Nicholson
Chief Executive Officer and President